Exhibit 10.5

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is entered into by and between the undersigned (“Subscriber”) and Set Jet, Inc. a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company is currently in discussions with Revelstone Capital Acquisition Corp., a Delaware corporation (“SPAC”), to enter into a Merger Agreement (a “Business Combination Agreement”) pursuant to which, among other things, Revelstone Capital Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SPAC (“Merger Sub”) will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of SPAC (the “Business Combination”), on the terms and subject to the conditions set forth therein (the Business Combination, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”); and

WHEREAS, in contemplation of the Transactions, the Company is offering and Subscriber desires to subscribe for and purchase from the Company a $4,000,000 convertible promissory note in the form attached hereto as Exhibit A (the “Note”) (such offering, the “Offering”).

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.            Subscription for Common Stock. Subscriber hereby agrees to purchase, and the Company hereby agrees to sell on the terms and conditions, described below, the Note.

2.            Terms of Purchase. Pursuant to the terms of the Note, Subscriber hereby agrees to pay to the Company a total of Four Million Dollars ($4,000,000.00) in four monthly installments of One Million Dollars ($1,000,000.00) with the first such monthly installment due on July 31, 2023, and the ensuing monthly payments due on August 28, 2023, September 25, 2023, and October 23, 2023. In addition, upon closing of the Transactions, the Company shall cause SPAC to issue Subscriber a warrant to purchase 400,000 shares of the Company’s common stock on the same terms and conditions as the warrants to be issued to the Subscriber in connection with any private placement to be consummated in connection with the Transactions.

3.            Representations of the Company. The Company hereby represents and warrants to the Subscriber, as of the date hereof (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

A.            Organization, Good Standing and Power. The Company and each of its subsidiaries is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Neither the Company nor any of its Subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Except as set forth on Schedule 3(A), the Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 3(G) hereof).

B.            Corporate Power; Authority and Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Note (collectively, the “Transaction Documents”), and to issue and sell the Note in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board or stockholders is required. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

C.            Capitalization. As of the date hereof, the authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof consists of 40,000,000 shares of Common Stock, and no shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 23,436,667 shares of Common Stock are issued and outstanding as of the date hereof, and no shares of Preferred Stock are issued and outstanding as of the date hereof. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are not subject to pre-emptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. No further approval or authorization of any stockholder of the Company or any Subsidiary, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. As of the date hereof and except as provided in the Company’s organizational documents, as contemplated by the Transaction Documents or as set forth on Schedule 3(C) hereto:

i.            no shares of capital stock of the Company are entitled to preemptive, conversion or other rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company;

ii.           there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company and there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company, or such Subsidiary;

iii.          the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and

iv.          the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the date hereof complied in all material respects with all applicable federal and state securities laws. The Company has furnished or made available to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “COI”), and the Company’s Bylaws, as amended and in effect on the date hereof (the “Bylaws”). Except as restricted under applicable federal, state, local or foreign laws and regulations, the Transaction Documents, or as set forth on Schedule 3(C), no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company shall limit the payment of dividends on the Company’s Common Stock. Schedule 3(C) sets forth the capitalization of the Company immediately following the issuance of all the Subscribed Shares pursuant to this Agreement.

D.           Issuance of Securities. The Note to be issued has been duly authorized by all necessary corporate action by the Company.

E.            No Material Adverse Effect. As of the date hereof, the Company nor any Subsidiary has experienced or suffered any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that has or would reasonably be expected to have a materially adverse effect on the business, operations, properties, or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or its Subsidiaries to perform any of its obligations under this Agreement or any other Transaction Document in any material respect.

F.            No Undisclosed Liabilities. Other than as disclosed on Schedule 3(F), to the knowledge of the Company, neither the Company nor its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business as of the date hereof, and those which, individually or in the aggregate, do not have a Material Adverse Effect.

G.            No Undisclosed Events or Circumstances. As of the date hereof, except for the issuance of Note contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or any or its Subsidiaries or its respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

H.            Indebtedness. Schedule 3(H) sets forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiaries on a consolidated basis as of the date hereof, or for which the Company or any Subsidiary have commitments that would require disclosure as of the date hereof. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company, nor any Subsidiary is in default with respect to any Indebtedness which, individually or in the aggregate, would have a Material Adverse Effect.

I.            Actions Pending. As of the date hereof, and except as disclosed on Schedule 3(I), there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the “Commission”) involving the Company or any current or former director or officer of the Company. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such.

J.            Compliance with Law. The Company and each Subsidiary have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

K.            No Violation. The business of the Company and each Subsidiary is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Note in accordance with the terms hereof or thereof (other than (i) shareholder approval for the Transactions, (ii) any consent, authorization or order that has been obtained as of the date hereof, (iii) any filing or registration that has been made as of the date hereof or (iv) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing).

L.            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Securities and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) conflict with or violate any provision of the COI or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, anti-dilution or similar adjustment, acceleration or cancellation of (with or without notice, lapse of time or both), any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument, obligation or other understand to which the Company is a party or by which it or its properties or assets are bound or affected, other than with respect to convertible securities with most favored nations or equivalent provisions, (iii) create or impose a lien, mortgage, security interest, pledge, charge, encumbrance, right of first refusal, preemptive right or other restriction (collectively, “Lien”) of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, provided, however, that, excluded from clauses (ii), (iii) and (iv) are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

M.            Intellectual Property. Each of the Company and its respective Subsidiaries owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, if any, and all rights with respect to the foregoing (the “Intellectual Property Rights”), if any, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect. As of the date hereof, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. As of the date hereof, neither the Company nor any Subsidiary has received, since the date of its inception, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

N.            Securities Act of 1933. Assuming the accuracy of the representations of the Subscriber set forth in Section 4 hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder.

O.            Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to a Registration Rights Agreement to be entered into with SPAC, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Note, or for the performance by the Company of its obligations under this Agreement.

P.            Investment Company Act. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Q.            No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Note pursuant to Rule 506 under the Securities Act, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Note to be integrated with other offerings.

R.            No Disqualification Events. With respect to the Note to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscriber a copy of any disclosures provided thereunder.

S.            Disclosure. All of the disclosure furnished by or on behalf of the Company to the Subscriber regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedule of Exceptions to this Agreement and the other Transaction Documents, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

4.      Representations of Subscriber.      Subscriber hereby represents and warrants to Company as follows:

a.            Subscriber is familiar with the Company and has relied only on the information provided to Subscriber in writing by the Company. Subscriber understands that all documents pertaining to this investment have been made available for inspection by Subscriber, Subscriber’s attorney and/or accountant and/or financial advisor. Subscriber and/or Subscriber’s advisor(s) have had a reasonable opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable expense or effort. All such questions have been answered to the full satisfaction of Subscriber. No oral representations have been made or oral information furnished to the Subscriber or Subscriber’s advisor(s) in connection with the Offering of Common Stock.

b.            Subscriber is acquiring the Note for Subscriber’s own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Act”) or under any state securities laws, as may be applicable. Subscriber understands that the Note has not been registered by the Company under the Act in reliance upon the offering exemptions contained in Rule 504 of Regulation Adopted under the Act and Section 4(a)(2) of the Act and that such reliance is based in part upon these representations. Subscriber further understands that the Common Stock has not been qualified under any applicable state securities laws and that such reliance is based in part upon these representations. Subscriber understands that the newly issued Note must be held indefinitely unless they are subsequently registered and qualified (which the Company is not obligated to do and has no present intention of doing) or an exemption from registration or qualification is available under the Act and applicable state securities laws.

c.            Subscriber understands that the sale of the Note has not been endorsed, recommended or reviewed by any Federal or State agency or office.

d.            Subscriber has decided to subscribe to purchase the Note solely on Subscriber’s own independent investigation and evaluation of the planned operations of the Company and has relied on no oral statements, representations, or warranties as to the operation of the Company or the quality of Subscriber’s investment.

e.            Subscriber is knowledgeable and experienced with respect to investment matters such as the proposed investment in the Company. Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the risks and merits of the prospective investment in the Note.

f.            Subscriber is aware that an investment in the Note is sufficiently speculative that Subscriber could lose Subscriber’s entire investment and that Subscriber’s financial condition is such that Subscriber is able to bear the economic risks of investment in the Common Stock including risk of loss of Subscriber’s entire investment in the Common Stock should the Note become worthless.

g.            Subscriber is aware based on Subscriber’s investment experience and Subscriber’s own independent investigation an evaluation of the planned operations of the Company, that this subscription for the purchase of the Note involves a high degree of risk. Subscriber hereby acknowledges that Subscriber is aware of the nature of these risks and has nonetheless decided to subscribe for the purchase of the Note.

5.            Indemnification. Subscriber agrees to indemnify, defend and hold harmless the Company, and its respective officers, directors, employees, agents, contractors and affiliates, from and against all damages, losses, costs and expenses (including reasonable attorney’s fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Agreement, or by reason of or attributable to any breach of the representations and warranties made by the undersigned herein, or in any documents provided by the undersigned to the Company or the fact that any of such representations and warranties or acknowledgments and understandings set forth herein or therein are untrue or without adequate factual basis to be considered true and not misleading. The Company agrees to indemnify, defend and hold harmless the Subscriber, and its respective officers, directors, employees, agents, contractors and affiliates, from and against all damages, losses, costs and expenses (including reasonable attorney’s fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Agreement, or by reason of or attributable to any breach of the representations and warranties made by the undersigned herein, or in any documents provided by the undersigned to the Subscriber or the fact that any of such representations and warranties or acknowledgments and understandings set forth herein or therein are untrue or without adequate factual basis to be considered true and not misleading.

6.           Covenants.

a.            The Company hereby agrees not to enter into any merger agreement with SPAC which would result in the Company, directly or indirectly, becoming a public company unless such merger agreement requires that, contingent upon the consummation of the Transactions, SPAC will then immediately issue to Subscriber a warrant to purchase 400,000 shares of common stock of SPAC at a price of $12.50 per share, substantially on the same terms as the warrants to be issued in any private placement to be consummated in connection with the Transactions.

b.            SPAC hereby agrees to, in the event of the consummation of the Transactions, convert the Outstanding Balance (as defined in the Note) into 800,000 shares of Parent Class A Common Stock (as defined in the Business Combination Agreement) pursuant to the terms of the Note.

c.            For so long as the Subscriber continues to hold the Note or own 5% or more of the Company’s common stock, the Subscriber shall have the exclusive right to nominate one director to the Company’s Board of Directors (“Board”) (a “Subscriber Director”) and to nominate an observer on the Company’s Board (the “Board Observer”). Within two (2) business days of receipt of the first installment of payment for the Note, the Company will appoint (i) a designee of Subscriber as a member of the Company’s Board, and (ii) a second designee of Subscriber to be the Board Observer. The Company agrees to use its best efforts to cause the Subscriber Director to be nominated for election to the Company's Board at each annual or special meeting of the stockholders of the Company at which the general election of directors of the Company is to take place. A Subscriber Director so elected shall serve for a term of one year and until his successor is elected and qualified.  Any vacancy in the position of a Subscriber Director may be filled only by the affirmative vote of the Subscriber.  A Subscriber Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting or the written consent, of the Subscriber.  Any vacancy created by such removal may also be filled at such meeting or by such consent.  The Board Observer shall be entitled to attend all meetings of the Board and any committees of the Board to receive all information provided to the members of the Board or its committees (including minutes of previous meetings of the Board or such committees) in the same manner as the directors.

d.            In the event that the Transactions are consummated and, in connection therewith, the Subscriber enters into a Registration Rights Agreement with SPAC, the Company will ensure that such Registration Rights Agreement provides registration rights to Subscriber with respect to the Conversion Shares on the same terms as any other shares of Subscriber that have registration rights under such Registration Rights Agreement.

e.            Except as expressly contemplated by this Agreement, any other agreement to which the Company and Subscriber are parties, or the Business Combination Agreement, from the date hereof until the earlier of the Closing Date (as defined in the Business Combination Agreement) or the date of termination of the Business Combination Agreement pursuant to its terms, the Company shall not (i) pay, declare or promise to pay any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (ii) pay, declare or promise to pay any other amount to any stockholder or other equity holder in its capacity as such; or (iii) except as contemplated hereby, in the Business Combination Agreement or by any Additional Agreement (as defined in the Business Combination Agreement), amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities.

f.            Pledge of Securities. The Company acknowledges and agrees that the Note may be pledged by Subscriber in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Note. The pledge of the Note shall not be deemed to be a transfer, sale or assignment of the Note hereunder, and no Subscriber effecting a pledge of the Note shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that a Subscriber and its pledgee shall be required to comply with the provisions of hereof in order to effect a sale, transfer or assignment of the Note to such pledgee. At a Subscriber’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Note may reasonably request in connection with a pledge of the Note to such pledgee by a Subscriber, in accordance with applicable laws relating to the transfer of the securities.

7.            Use of Proceeds. The Company shall use the proceeds from the issue of the sale of Note hereunder for working capital and general corporate purposes as well for payments related to negotiating and entering into the Business Combination Agreement and consummating the transactions contemplated thereunder.

8.           Miscellaneous.

A.            Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Subscriber), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Subscriber.

B.            Specific Enforcement; Consent to Jurisdiction. The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Each of the Company and the Subscriber (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Subscriber consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8(B) shall affect or limit any right to serve process in any other manner permitted by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

C.            Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Subscriber makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the Subscriber, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

D.            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail (“Email”) at the Email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via Email at the Email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

E.            Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

F.            Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

G.            Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Subscriber, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, Subscriber may assign its rights and delegate its duties hereunder in whole or in part (a) to a third party acquiring all or substantially all of the Note in a private transaction or (b) to an affiliate, in each case, without the prior written consent of the Company after notice duly given by such Subscriber to the Company provided, that no such assignment or obligation shall affect the obligations of such Subscriber hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Subscriber. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

H.           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

I.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

J.            Survival. The representations and warranties of the Company and the Subscriber shall survive the execution and delivery hereof and the Closing hereunder.

K.            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

L.            Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Subscriber without the consent of the Subscriber unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

M.           Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

N.            WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

TYPE OF OWNERSHIP

(Check One)

☐ Individual (one signature required)

☐ Joint Tenants with right of survivorship (all joint tenants must sign)

☐ Tenants in Common (all tenants-in-common must sign)

☐ Community Property (one signature if held in one name; two signatures if held in both names)

☐ Trust (trustee signature required)

☐ Corporation (authorized officer signature required)

☐ Partnership (authorized partner signature required)

☐ Limited Liability Company (managing member or manager signature)

(signature)

(signature)

Please print here the name(s) investor desires for common stock ownership

THE UNDERSIGNED SUBSCRIBER HEREBY REPRESENTS THAT IT HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT.

SIGNATURE PAGE FOR INVESTORS WHO ARE TRUSTS, CORPORATONS, PARTNERSHIPS OR OTHER ENTITIES

By:	/s/ Matt McClean	Matt McClean

(Signature of authorized trustee, officer or partner) (Print name of authorized trustee, officer or partner)

Print Title:	Chief Executive Officer

Address of Principal
Corporate Offices:

Mailing Address, if
Different:

Attention:

Executed at                                       ,                             this                   day of              , 2023

ACCEPTANCE

The Company hereby accepts the subscription embodied in the Subscription Agreement, such acceptance to be effective upon receipt of funds subject to all the terms and conditions set forth herein and in the Summary.

Set Jet, Inc.

By:	/s/ Thomas P Smith
Name:	Thomas P Smith
Its:	Chief Executive Officer

Date:	July 17, 2023

Revelstone Capital Acquisition Corp. (solely with respect to Sections 6(a) and (b) hereunder)

By:	/s/ Morgan Callagy
Name:	Morgan Callagy
Its:	Co-Chief Executive Officer

By:	/s/ Daniel Neukomm
Name:	Daniel Neukomm
Its:	Co-Chief Executive Officer

Date:	July 17, 2023

Schedule A

SET JET, INC

Certification of Accredited Investor Status

Initial the appropriate item(s)

The following certifications are additional representations and warranties by Subscriber:

A.	Individual investors: (Please initial one or more of the following three statements)

1._____	I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the two most recent years and I reasonably expect to have individual income in excess of $200,000 for the current year.

2._____	I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3._____	I certify that I am an accredited investor because I have individual net worth, or my spouse and I have joint net worth, in excess of $1,000,000.

B.	Partnerships, corporations, trusts or other entities: (Please initial one of the following five statements).

Subscriber certifies that Subscriber is an accredited investor because Subscriber is:

1._____	a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

2._____	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring Class C Units, with total assets in excess of $5,000,000;

3._____	a corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring Class C Units, with total assets in excess of $5,000,000;

4._____	a trust, not formed for the specific purpose of acquiring Class C Units, with total assets in excess of $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters he or she is capable of evaluating the merits and risks of an investment in the Company; or

5._____	an entity (including a revocable grantor trust other than a conventional trust) in which each of the equity owners qualifies as an accredited investor under item A(1), (2) or (3) above.

Investment Wire Transfer Instructions

Individuals and entities that wish to transfer funds to Set Jet, may direct their financial institution to transfer funds using the following information:

Receiving Bank:	Bank of America, NA

100 W. 33rd Street

New York, NY 10001

Routing Number:	026009593 (ABA)

Swift Code:	BOFAUS3N (International Wires Only)

Account Name:	Set Jet

Account Number:	4570 4878 3385

Reference:	Set Jet Investment

EXHIBIT A

Form of Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SET JET, INC.

CONVERTIBLE PROMISSORY NOTE

$4,000,000.00	July 17, 2023

FOR VALUE RECEIVED, Set Jet, Inc., a Nevada corporation with an address of 15011 North 75th Street, Scottsdale, Arizona 85260 (the “Company”) promises to pay Coleman Asset Management Group Ltd., with an address set forth below its signature hereto (“Investor”), or its assigns, in lawful money of the United States of America the principal sum of Four Million Dollars ($4,000,000.00) (the “Principal Balance”) or such lesser amount as shall equal the then outstanding principal amount (the “Principal Balance”), together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to five percent (5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (the “Maturity Date”): (i) June 30, 2024, (ii) within 60 days of the election of the Company to not convert this Note in accordance with Section 5(a)(i)(2) herein; or (iii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which the Parties, by the acceptance of this Note, agree:

1.       Payments

(a)      Interest. Accrued interest on this Note shall be payable at maturity.

(b)    Prepayment. Subject to Section 3(a), prepayment of this Note may not be made prior to the Maturity Date.

2.         Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)    Failure to Pay. The Company shall fail to pay: (i) when due any principal payment on the due date; or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay; or (iii) the Company shall breach any other provision or covenant under this Note;

(b)    Voluntary Bankruptcy or Insolvency Proceedings. The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)    Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3.                   Subordination. Notwithstanding anything to the contrary contained in this Note, the Company and Investor agree to the following:

(a)    Subordination of Note; Permitted Payments of Note. This Note shall be subordinate and junior in right of payment and collection, including principal, interest and all other amounts payable hereunder, to the payment and collection in full of any obligations of (i) any current financing agreement entered into by the Company, including principal, interest and all other amounts payable thereunder, which restricts, limits, or prohibits payments under this Note and (ii) any future financing agreement entered into by the Company, as approved by the board of directors of the Company, including principal, interest and all other amounts payable thereunder, which restricts, limits, or prohibits payments under this Note (collectively, the “Senior Debt”). Until all Senior Debt has been paid in full, the Company will not pay and Investor will not accept any payment on this Note other than payments expressly permitted below (the “Permitted Subordinated Debt Payments”), and Investor shall not be entitled to enforce or receive payment thereof (other than Permitted Subordinated Debt Payments) until all Senior Debt has been paid in full.

(b)    Remedies. Except as set forth in Section 4, without prior written permission from each creditor under any Senior Debt (each, a “Senior Creditor”), Investor will not be a party to any action to enforce or attempt to enforce any right or remedy available with respect to this Note, applicable law or otherwise including, without limitation, any action to (A) accelerate the maturity of all or any part of this Note, (B) to take from or for the account of the Company, by set off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company with respect to this Note, (C) realize or foreclose upon, repossess, sell or otherwise dispose of, liquidate, or otherwise restrict or interfere with the use of, the Company’s property, (D) commence, continue or join in any proceeding with respect to the Company’s property, (E) commence, continue or participate in any suit, case, action or proceeding or other collection or enforcement action of any kind, against the Company or the Company’s property, in any case, seeking, directly or indirectly, to sue for payment, to enforce any other rights or remedies, or to enforce any of the obligations incurred by the Company, under or in connection with this Note, or (F) commence or pursue any judicial, arbitral or other case, proceeding or other legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by any agent (under the Senior Debt) of any of its rights or remedies under or in connection with the Senior Debt (clauses (A) through (F) collectively, an “Enforcement Action”), or any other action or proceeding against any person to recover any sums due hereunder or foreclose any liens (if any) securing this Note.

(c)    Modifications. At any time and from time to time, without Investor’s consent or notice to Investor, and without liability to Investor and without releasing or impairing any of the rights of any Senior Creditor against Investor or any of Investor’s obligations hereunder, any Senior Creditor may take security for Senior Debt; release, exchange, or subordinate any security for Senior Debt; release any person obligated on Senior Debt; modify, amend, restate, extend or waive compliance with any agreement, instrument or other document relating to Senior Debt, including, without limitation, increasing Senior Debt; apply sums paid by any party to the Senior Debt in any order or manner as determined by the applicable Senior Creditor, subject to the terms of the Senior Debt; grant any adjustment, extension, indulgence, or forbearance to, or compromise with, any person liable for Senior Debt; neglect, delay, omit, fail, or refuse to take or prosecute any action for collection of any Senior Debt, or to foreclose any collateral or take or prosecute any action on any agreement securing any Senior Debt.

(d)    Further Assurances. Investor covenants and agrees to execute and deliver such customary documents and instruments as may be reasonably requested by any Senior Creditor to evidence the subordination of this Note as contemplated herein, including, without limitation, executing a separate subordination agreement which includes the subordination terms reflected herein and any other provisions customarily included in agreements governing such relationships that do not alter or expand Investor’s or the Company’s rights or obligations under this Note.

4.       Rights of Investor upon Default.

(a)    Upon the occurrence of any Event of Default under Sections 2(a) or 2(b), and at any time thereafter during the continuance of such Event of Default (but in call cases subject to Section 3), Investor may declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b)    Upon the occurrence of any Event of Default under Section 2(c), immediately and without notice (but in all cases subject to Section 3), all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided, however, that notwithstanding the acceleration of this Note pursuant to this Section 4(b), Investor shall not take any action to enforce payment of this Note or exercise its other remedies prior to one hundred and twenty (120) days after the date of acceleration of the Senior Debt; provided, further, that such acceleration of this Note shall automatically be waived and of no further force and effect if, during such one hundred and twenty (120)-day period, such Senior Debt acceleration and the related defaults shall have been permanently waived or the Senior Debt shall have been paid in full by refinance or otherwise.

(c)    In addition to the foregoing remedies, and subject to Section 3, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5.       Conversion

(a)    Conversion.

(i)   The outstanding Principal Balance, together with all accrued interest under this Note (collectively, the “Outstanding Balance”), shall convert into shares of Parent Class A Common Stock or Common Stock pursuant to Section 5(a)(ii) or Section 5(a)(iii) (the “Conversion”) (1) automatically upon the Closing (as such term is defined in the Merger Agreement) of the Merger Agreement (the “Merger Conversion”); or (2) upon the election of the Company made within 60 days after termination of the Merger Agreement in accordance with the terms therein (the “Termination Conversion”).

(ii)   Upon a Merger Conversion, the Outstanding Balance shall convert into 800,000 of shares of Parent Class A Common Stock (as defined in the Merger Agreement) and a ten-year warrant to purchase 400,000 shares of Parent Class A Common Stock with an exercise price of $12.50 per share on substantially the same terms as the warrant to be issued to the Investor upon the Closing.

(iii)   Upon a Termination Conversion, the Outstanding Balance shall convert into 4,000,000 of shares of Common Stock.

(iv)   After a Conversion, the Company shall, as soon as practicable thereafter, issue and deliver (or cause to be issued and delivered) to Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon the Conversion.

(b)    Conversion Procedure. Upon a Merger Conversion, Investor hereby agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Investor agrees to indemnify the Company from any loss incurred by it in connection with this Note) to the Exchange Agent (as defined in the Merger Agreement) pursuant to this Section 5(b) and Section 3.4(b)(ii) of the Merger Agreement. Upon the Conversion, Investor hereby agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby Investor agrees to indemnify the Company from any loss incurred by it in connection with this Note) to the Company for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 5, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth herein.

(c)    Effect of Conversion. Upon the Conversion, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d)    Exclusion from Earnout. For the avoidance of doubt, the Conversion shall not entitle Investor to participate in earnout referred to in Section 3.6 of the Merger Agreement.

6.       Representations and Warranties of Investor. Investor hereby represents and warrants to the Company, as of the date hereof, that:

(a)               Authorization. Investor has full power and authority to enter into this Note. This Note, when executed and delivered by Investor, will constitute valid and legally binding obligations of Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)               Purchase Entirely for Own Account. This Note is made with Investor in reliance upon Investor’s representation to the Company, which by Investor’s execution of this Note Investor hereby confirms, upon the Conversion or the exercise of the Warrant, the Common Stock will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Note, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any party to sell, transfer or grant participations to such party with respect to the Securities. Investor has not been formed for the specific purpose of acquiring this Note.

(c)               Disclosure of Information. Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of this Note with the Company’s management and has had an opportunity to review the Company’s facilities.

(d)               Restricted Securities. Investor understands that the Common Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Common Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to such laws, Investor, upon the Conversion or the exercise of the Warrant, must hold the Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that the Company has no obligation to register or qualify the Common Stock for resale. Investor further acknowledges that, if an exemption from registration or qualification is available, then it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Common Stock and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)               No Public Market. Investor understands that no public market now exists for the Common Stock, and that the Company has made no assurances that a public market will ever exist for the Common Stock.

(f)                Legends. Investor understands that any securities issued in respect of or exchange for this Note may be notated with one or all of the following legends:

(i)              “THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION OR THE EXERCISE OF THE WARRANT HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(ii)              Any legend required by the securities laws of any state to the extent that such laws are applicable to the shares represented by the certificate, instrument, or book entry so legended.

(g)               Accredited Investor. Investor is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(i)                 No General Solicitation. Neither Investor nor any of its officers, managers, directors, employees, agents, members or partners has either, directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of this Note.

(j)                 Residence. The office of Investor’s principal place of business is as identified in the address set forth on the signature page hereto.

7.       Voting Rights.

(a)    Investor shall not have any voting rights until Investor has exercised the conversion rights, as set forth herein.

8.       Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Common Stock” shall mean shares of common stock of the Company, par value $0.0001.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Merger Agreement” means that certain Merger Agreement by and among the Company, Revelstone Capital Acquisition Corp., Revelstone Capital Merger Sub, Inc., and Thomas P. Smith, dated as of the date hereof, pursuant to which the Company will merge with a special purpose acquisition company or its subsidiary in which the common stock (or similar securities) of the surviving or parent entity are listed on a national or regional securities exchange.

“Note” shall mean this Convertible Promissory Note.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Termination Conversion” shall mean a Conversion that occurs upon the election of the Company to convert within 60 days of termination of the Merger Agreement.

9.       Miscellaneous

(a)    Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i)           Subject to the restrictions on transfer described herein, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)          With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, Investor shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made and Investor shall not be permitted to transfer this Note or securities into which this Note may be converted without first complying, to the Company’s satisfaction, with this Section. This Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii)         Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(b)    Waiver and Amendment. Any provision of this Note may be amended or modified only upon the written consent of the Company and Investor. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.

(c)    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each party at the respective addresses of the parties as set forth herein, or at such other address, email address or facsimile number as a party shall have furnished to the other party in writing in accordance with this Section. All such notices and communications will be deemed effectively on the earlier of: (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or email (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)    Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e)    Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f)     Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument, except as provided herein.

(g)    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the conflicts of law provisions of the State of Arizona, or of any other state.

(h)    Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. This Section shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

SET JET, INC.

By:	/s/ Thomas P. Smith
Name:	Thomas P. Smith
Title:	President and Chief Executive Officer

INVESTOR

COLEMAN ASSET MANAGEMENT GROUP LTD.

By:	/s/ Matthew McClean
Name:	Matthew McClean
Its:	Chief Executive Officer

Address:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTION 7.1 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

This WARRANT TO PURCHASE STOCK (as amended and in effect from time to time, this “Warrant”) is issued as of the issue date as set forth below (the “Issue Date”) by Set Jet, Inc., a Nevada corporation (the “Company”) to the holder as set forth below (the “Holder”). The parties agree as follows:

Section 1.      WARRANT PROVISIONS.

Warrant Section	Warrant Provision
Recitals – “Issue Date”	[__], 2023
Recitals – “Company”	Set Jet, Inc., a Nevada corporation
Recitals – “Holder”
Section 2.1 – “Class”	Common Stock, $0.0001 par value per share.
Section 2.1 – “Exercise Price”	$12.50 per Share.
Section 2.2 – “Shares”	400,000
“Expiration Date”	[__], 2033.

Section 2.      RIGHT TO PURCHASE SHARES.

2.1              Grant of Right. For good and valuable consideration, the Company hereby grants Holder the right, and Holder is entitled, to purchase from the Company up to the number (as determined pursuant to Section 2.2 below) of fully paid and non-assessable shares (each, a “Share”) of the class as set forth above (the “Class”), at a purchase price per Share as set forth above (the “Exercise Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant.

2.2              Number of Shares. This Warrant shall be exercisable for the number of Shares of the Class as set forth above (as may be adjusted from time to time in accordance with the provisions of this Warrant, the “Shares”).

Section 3.      EXERCISE.

3.1              Method of Exercise. Holder may exercise this Warrant in whole or in part at any time and from time to time after the Issuance Date but prior to the Expiration Date or earlier termination of this Warrant, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Shares being purchased. Notwithstanding any contrary provision herein, to the extent that the original of this Warrant is an electronic original, in no event shall an original ink-signed paper copy of this Warrant be required for any exercise of Holder’s rights hereunder, nor shall this Warrant or any physical copy hereof be required to be physically surrendered at the time of any exercise.

3.2              Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 3.1, the Company shall deliver to Holder a certificate (or, in the case of uncertificated securities, provide notice of book entry) representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired (or surrendered in payment of the aggregate Exercise Price).

3.3              Replacement of Warrant.

(a)               Paper Original Warrant. To the extent that the original of this Warrant is a paper original, on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

(b)               Electronic Original Warrant. To the extent that the original of this Warrant is an electronic original, if at any time this Warrant is rejected by any person (including, but not limited to, paying or escrow agents) or any such person fails to comply with the terms of this Warrant based on this Warrant being presented to such person as an electronic record or a printout hereof, or any signature hereto being in electronic form, the Company shall, promptly upon Holder’s request and without indemnity, execute and deliver to Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.

3.4              Treatment of Warrant Upon Acquisition of Company.

(a)               Acquisition. “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company (an “Equity Financing”).

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(b)               Treatment of Warrant in Acquisition. Upon the closing of any Acquisition, the acquiring, surviving or successor entity shall assume this Warrant and the Company’s obligations hereunder, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing, all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant.

Section 4.      CERTAIN ADJUSTMENTS TO THE SHARES, CLASS AND EXERCISE PRICE.

4.1              Stock Dividends, Splits, Etc. If the Company (i) declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class (including fractional shares, subject to Section 4.3 below); or (ii) subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased, even if such number would include fractional shares, and the Exercise Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased, even if such number would include fractional shares.

4.2              Reclassification, Exchange, Combination or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, “Class” shall mean such securities and this Warrant will be exercisable for the number of such securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such event, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 4.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

4.3              No Fractional Share. No fractional Share shall be issued upon exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash an amount equal to (a) such fractional interest, multiplied by (b) (i) the fair market value of a full Share, less (ii) the then-effective Exercise Price (the “Fractional Share Value”), unless Holder otherwise elects, in its sole discretion, to waive such payment. Notwithstanding any contrary provision herein, if this Warrant becomes exercisable for a fractional Share interest at any time or from time to time prior to the exercise in full of this Warrant, and the Company eliminates such fractional Share interest prior to any exercise of this Warrant, then the then-effective Exercise Price shall be reduced by an amount equal to the Fractional Share Value, unless Holder otherwise elects, in its sole discretion, to waive such reduction.

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4.4              Certificate as to Adjustments. Within a reasonable time following each adjustment of the Exercise Price, Class and/or number of Shares pursuant to the terms of this Warrant, the Company, at its expense, shall deliver a certificate of its Chief Financial Officer or other authorized officer to Holder setting forth the adjustments to the Exercise Price, Class and/or number of Shares and the facts upon which such adjustments are based. The Company shall, at any time and from time to time within a reasonable time following Holder’s written request and at the Company’s expense, furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth the then-current Exercise Price, Class and number of Shares and the computations or other determinations thereof.

Section 5.      REPRESENTATIONS AND COVENANTS OF THE COMPANY.

5.1              Representations and Warranties. The Company represents and warrants to, and agrees with, Holder that all Shares which may be issued upon the exercise of this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under the Company’s Certificate of Incorporation or Bylaws, each as amended and in effect from time to time (the “Charter Documents”), or applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant.

5.2              Certain Company Information. The Company will provide such information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

Section 6.      REPRESENTATIONS AND COVENANTS OF HOLDER.

Holder represents and warrants to, and agrees with, the Company as follows:

6.1              Investment Representations.

(a)               Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise hereof are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

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(b)               Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c)               Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities for an indefinite period of time, and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d)               Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(e)               The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act or registered or qualified under the securities laws of any state, and are issued in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that the Company is under no obligation to so register or qualify this Warrant, the Shares or such other securities. Holder understands that this Warrant and the Shares issued upon any exercise hereof are “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless exemptions from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

6.2              No Stockholder Rights. Without limiting any provision of this Warrant, Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a stockholder of the Company with respect to the Shares issuable hereunder unless and until the exercise of this Warrant and then only with respect to the Shares issued on such exercise.

Section 7.      MISCELLANEOUS.

7.1              Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise hereof may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

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7.2              Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or Holder. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[●]
[Address]

[Address]

Attention: [●]
Telephone: [●]
Email: [●]

All notices to the Company shall be addressed as follows until Holder receives notice of a change in address:

Set Jet, Inc.

15011 N 75th Street

Scottsdale, AZ 85260

Attn: Thomas P. Smith

Telephone: (408) 264-6500

Email: tom@setjet.com

With a copy that shall not constitute notice to:

Snell & Wilmer L.L.P.

One East Washington Street

Suite 2700

Phoenix, AZ 85004-2556

Attn: Daniel Mahoney

Telephone: (602) 382-6206

Email: dmahoney@swlaw.com

7.3              Amendment and Waiver. Notwithstanding any contrary provision herein, this Warrant may be amended and any provision hereof waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by Holder and any party against which enforcement of such amendment or waiver is sought.

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7.4              Counterparts; Electronic Signatures; Status as Certificated Security. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. The Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and the keeping of records in electronic form by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature, as provided under applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the enforcement of the terms hereof. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof.

7.5              Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

7.6              Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its principles regarding conflicts of law.

7.7              Jurisdiction and Venue. The Company and Holder each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Clark County, Nevada.

7.8              Survival. This Section 7 shall survive the termination of this Warrant.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Warrant To Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:

SET JET, INC.

By:
Name: Thomas P. Smith
Title: President

HOLDER:

[●]

By:
Name: [●]
Title: [●]

APPENDIX 1

Form of Notice of Exercise of Warrant

1.                  The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common Stock of Set Jet, Inc. (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Exercise Price for such shares as follows:

☐   Check in the amount of $________ payable to order of the Company enclosed herewith

☐   Wire transfer of immediately available funds to the Company’s account

☐   Other (Describe) __________________________________________

2.                  Please issue a certificate or certificates (or evidence of book entry) representing the Shares in the name specified below:

___________________________________________

Holder’s Name

___________________________________________

___________________________________________

(Address)

3.                  By its execution below and for the benefit of the Company, Holder hereby makes each of the representations and warranties set forth in Section 6.1 of the Warrant To Purchase Stock as of the date hereof.

HOLDER:

[●]

By:
Name:
Title:

(Date):

Appendix 1 to Warrant to Purchase Stock